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                                FORM OF AMENDMENT

                                                                    EX-99.g.1(h)

                                   [LOGO]CHASE

THE CHASE MANHATTAN BANK
4 New York Plaza
New York, NY   10004


August 28, 2001

Brinson Relationship Funds
209 South LaSalle Street
Chicago, IL  60604

RE:   AMENDMENT TO THE MULTIPLE SERVICES AGREEMENT SECURITIES LENDING
      AUTHORIZATION DATED JULY 15, 1997 - ADDITION OF SERIES TO SCHEDULE A

Dear Sirs:

   We refer to the Amendment to the Multiple Services Agreement Securities
Lending Authorization dated July 15, 1997 (the "Securities Lending
Authorization") between The Chase Manhattan Bank (the "Custodian"), as successor to the Morgan Stanley Trust Company, and Brinson Relationship Funds (the
"Client").

      The parties hereby agree as follows:

      1. Schedule A is replaced in its entirety with Schedule A attached hereto.

   The Multiple Services Agreement, as amended by this letter amendment, shall continue in full force and effect.

   Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Stephen B. Crowley, The Chase Manhattan Bank, 4 New
York Plaza, Floor 3, New York, NY 10004.

                                             Very truly yours,

                                             THE CHASE MANHATTAN BANK

                                             By:
                                                   -----------------------------
                                             Name:
                                             Title:
Accepted and Agreed:

BRINSON RELATIONSHIP FUNDS

By:
       -------------------------
Name:
Title:

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                                   SCHEDULE A

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
ACCOUNT                                                     MAXIMUM PERMISSIBLE LOAN              MAXIMUM PERMISSIBLE LOAN
                                                             PERCENTAGE--TOTAL FUND               PERCENTAGE--SINGLE ISSUE
---------------------------------------------------------------------------------------------------------------------------
THE BRINSON RELATIONSHIP FUNDS
         Brinson Global Securities Fund                     33 1/3% of total assets

         Brinson U.S. Value Equity Fund                     33 1/3% of total assets

         Brinson Global Bond Fund                           33 1/3% of total assets

         Brinson U.S. Cash Management Prime Fund            33 1/3% of total assets

         Brinson Bond Plus Fund                             33 1/3% of total assets

         Brinson U.S. Equity Fund                           33 1/3% of total assets

         Brinson U.S. Large Capitalization Equity           33 1/3% of total assets
         Fund

         Brinson U.S. Intermediate Capitalization           33 1/3% of total assets
         Equity Fund

         Brinson U.S. Small Capitalization Equity           33 1/3% of total assets
         Fund

         Brinson International Equity Fund                  33 1/3% of total assets

         Brinson U.S. Bond Fund                             33 1/3% of total assets

         Brinson U.S. Short/Intermediate Fixed              33 1/3% of total assets
         Income Fund

         Brinson Short-Term Fund                            33 1/3% of total assets

         Brinson Emerging Markets Equity Fund               33 1/3% of total assets

         Brinson Limited Duration Fund                      33 1/3% of total assets

         Brinson Treasury Inflation Protected               33 1/3% of total assets
         Securities Fund

         Brinson High Yield Fund                            33 1/3% of total assets

         Brinson Defensive High Yield Fund                  33 1/3% of total assets

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
         Brinson Emerging Markets Debt Fund                 33 1/3% of total assets

         Brinson Securitized Mortgage Fund                  33 1/3% of total assets

         DSI Enhanced S&P 500 Fund                          33 1/3% of total assets

         * U.S. Equity Securities                                                                            80%

         * All other Securities                                                                             100%